Exhibit 10.1
FIRST AMENDMENT TO THE
AMENDED AND RESTATED ADVISORY AGREEMENT
This Amendment (this “Amendment”) to the Amended and Restated Advisory Agreement among CC Advisors III, LLC, a Delaware limited liability company (the “Advisor”), Cottonwood Communities, Inc., a Maryland corporation (the “Company”) and Cottonwood Residential O.P., LP, a Delaware limited partnership (“CROP”) dated May 7, 2025 (the “Advisory Agreement”) is effective as of December 18, 2025. Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.
WHEREAS, upon the terms set forth in this Amendment, the Company, CROP and the Advisor have agreed to reduced the amount of the Management Fee payable to the Advisor by CROP;
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, CROP and the Advisor agree to amend the Advisory Agreement as follows:
2. Management Fees. Section 8.1 of the Advisory Agreement is hereby amended and restated in its entirety as follows:
8.1. Management Fees. The Operating Partnership will pay the Advisor a monthly management fee (the “Management Fee”) equal to 0.104167% of Adjusted NAV, before giving effect to any accruals (related to the month for which the Management Fee is being calculated) for the Management Fee, the Distribution Fee, the Performance Allocation (as defined in the Operating Partnership Agreement) or any distributions. The Advisor shall receive the Management Fee as compensation for services rendered hereunder. If the REIT owns assets other than through the Operating Partnership, the REIT will pay a corresponding fee.
3. As amended hereby, the Advisory Agreement shall continue in full force and effect.
4. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties.
5. This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.
[Signatures on the following page.]

IN WITNESS WHEREOF, the parties hereto have entered this Amendment to be effective as of the date and year first above written.
REIT:

COTTONWOOD COMMUNITIES, INC.,
a Maryland corporation

By: /s/ Gregg Christensen
    Gregg Christensen, Chief Legal Officer

OPERATING PARTNERSHIP:

COTTONWOOD RESIDENTIAL O.P., LP,
a Delaware limited partnership

By: Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, its general partner

By:    Cottonwood Communities, Inc.,
    a Maryland corporation, its sole member

By: /s/ Gregg Christensen
    Gregg Christensen, Chief Legal Officer

CC ADVISORS III:

CC ADVISORS III, LLC,
a Delaware limited liability company

By:     Cottonwood Communities Advisors, LLC, a
Delaware limited liability, its sole member

By: /s/ Gregg Christensen
    Gregg Christensen, Chief Legal Officer